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                                                                   Exhibit 10.10

                            WATER PURCHASE AGREEMENT


         This Water Purchase Agreement ("Agreement") dated the 25th day of February, 1999 is entered into between the HEARD COUNTY WATER AUTHORITY, a public corporation created and existing under the laws of the State of Georgia (hereinafter referred to as "Authority") and TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership ("Tenaska"). Authority and Tenaska are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

         Tenaska intends to build and cause to be operated an approximately 950 Megawatt electric power generation facility (the "Plant") in Heard County, Georgia on the real property described on Exhibit "A" attached hereto and by reference incorporated herein (the "Land"). Authority operates facilities for the delivery of water ("Water Facilities"). Tenaska anticipates that some portion of the Plant will achieve commercial operation on or about June 1, 2001, but in no event sooner than June 1, 2000 ("Commercial Operation"). The Plant operations will require a substantial quantity of water for its power generation process. Authority agrees to deliver to the Plant and to sell to Tenaska and Tenaska agrees to buy water from the Authority for use in its generation process, hereinafter such water is referred to as "Water".

         NOW, THEREFORE, in consideration of the mutual terms and conditions of this Agreement, the receipt and legal sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1. PURPOSE. The purpose of this Agreement is to define the Parties' contractual rights and obligations with respect to the supply and use of Water at the Plant.

2. TERM OF AGREEMENT. This Agreement shall be effective on the date recited in the first paragraph hereof, and the term of this Agreement shall extend for a term of thirty (30) years after the date Tenaska first purchases Water under this Agreement in accordance with Paragraph 5 hereof (the "Term"), unless earlier terminated in accordance with the provisions of Paragraphs 15 or 16 hereof.

3. AUTHORITY OBLIGATIONS. Subject to the conditions set forth herein, including but not limited to Tenaska's obligations contained in Paragraph 6 below, the Authority shall provide the following:

         (a) As soon as practical, but no later than nine (9) months after the payment by Tenaska of the sums specified in Paragraph 6 below, the Authority shall place into operation all facilities necessary to provide, transport and deliver Water to the Delivery Point in the amounts required by Tenaska, not to exceed 350 gallons per minute (504,000 gallons per day) (the "Authority Commitment").


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         (b)      Authority shall continually maintain and operate Water
                  Facilities adequate to accomplish the requirements hereunder, during the term of this Agreement. Authority understands and acknowledges that the Water is essential to Tenaska's operation of the Plant.

         (c) Except as excused in accordance with the conditions identified in Paragraph 7 herein, at all times during the term of this Agreement Authority shall deliver to the Delivery Point and sell to Tenaska the quantity of Water at any time and from time to time required for use at the Plant, not to exceed the Authority Commitment. Authority is not obligated to deliver a quantity of Water more than the Authority Commitment, but at its election it may do so. In the event that Tenaska desires to use Water in excess of the Authority Commitment and the Authority is willing to provide such Water, Tenaska shall pay the rate for such Water as described in Paragraph 5 (a)(ii). There is no minimum or maximum purchase requirement for Water under this Agreement, except that if in any Commercial Operation Year (as hereinafter defined) Tenaska uses less than $20,000.00 of Water, then the Authority shall invoice Tenaska for, and Tenaska shall pay within fifteen (15) days after receipt of such invoice, the difference between said $20,000.00 annual minimum and the total dollar amount of charges to Tenaska for Water used by Tenaska during the same Commercial Operation Year. For Purposes of this Section 3(c), the term "Commercial Operation Year" shall mean the twelve
                  (12) consecutive month period beginning on the date the Plant commences Commercial Operation for the sale of power (the "Commercial Operation Commencement Date"), and each twelve consecutive month period which thereafter begins on the anniversary of the "Commercial Operation Commencement Date. Tenaska shall have no obligation to pay the $20,000.00 annual minimum payment specified above if the Plant does not commence Commercial Operation.

         (d) The Authority represents and warrants that based on the Water Facilities of the Authority existing as of the date of this Agreement, and the existing demands for the supply of Water, the Authority has ample capacity to serve the Plant with the quantity of Water represented by the Authority Commitment, so long as no Excusable Interruption (as hereinafter defined) occurs and remains outstanding. In consideration for Tenaska's obligation to pay the Tenaska Payment under Paragraph 6 below, the Authority shall reserve for Tenaska water production supplies of the Authority which are necessary to provide to Tenaska potable Water at the Delivery Point in an amount not to exceed 504,000 gallons per day and/or at a rate not to exceed 350 gallons per minute. The Authority shall not otherwise add customers or sell unused capacity which would deny or tend to deny Tenaska the supply capacity committed hereunder. Tenaska represents and warrants that Tenaska has inspected the Water Facilities of the Authority as they existed as of the date of such inspection, and that if said Water Facilities were properly operated and maintained as required in subpart 3(g) below and there


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                  were no other existing demands for the supply of Water from the Water Facilities to other customers of the Authority, the Water Facilities as inspected by Tenaska have the capacity to process the Water needed to supply the Authority Commitment, so long as no Excusable Interruption (as hereinafter defined) occurs and remains outstanding. However, Tenaska makes no representation or warranty as to the existing or future demands by other customers of the Authority for the supply of Water, or that the Water Facilities have the capacity needed to serve the Plant with the quantity of Water represented by the Authority Commitment and also serve the other existing or future demands of customers of the Authority.

         (e) In order that the Authority may provide the necessary rate of flow and capacity committed hereunder, Tenaska shall make reasonable efforts to give the Authority notice (which notice may be given verbally, and need not be given in accordance with Section 13(a) below), to the extent Tenaska is able to, of Tenaska's need for Water at a rate in excess of 100 gallons per minute.

         (f) In consideration for Tenaska's obligation to pay the Tenaska Payment under Paragraph 6 below, the Authority agrees that if after the date of this Agreement the Authority enters into any agreement with any person or entity for the provision of potable water or reservation of capacity to provide potable water to any user involved in the generation of electrical power or other energy, at a rate or capacity exceeding either 230 gallons per minute at any time or exceeding 331,200 gallons per day at any time, (i) at any lower rates than those charged to Tenaska hereunder, (ii) for a lower up front cost than the $500,000.00 Tenaska Payment (which $500,000.00 amount shall be reduced prorata on a straight line basis for any capacity of less than 350 gallons per minute), and/or (iii) on any other terms more favorable than those provided to Tenaska hereunder, then the Authority shall for the remainder of the Term provide the Water to Tenaska at such lower rates, the Authority shall refund to Tenaska the difference between said lower up front cost and the applicable prorata share of the Tenaska Payment, and Tenaska shall have the benefit of any such other more favorable terms. For example if the Authority entered into an agreement to supply water to a commercial user at a rate of 175 gallons per minute/252,000 gallons per day at the same rate per gallon and other terms as provided in this Agreement, except that the up front cost charged to the new commercial user was $252,000, then the Authority shall refund $50,000.00 to Tenaska. The most favored nations provision contained in this Section 3(f) shall not apply to any agreement by the Authority to provided water to a municipality, county government or other governmental agency provided that the municipality, county government or other governmental agency which is a party to such agreement is not reselling the water to users involved in the generation of electrical power or other energy.

         (g) Authority shall construct and continually operate and maintain the Water Facilities in a manner consistent with (i) the terms and provisions of this


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                  Agreement;(ii) good industry practice; and (iii) all
                  applicable laws, statutes, rules, regulations, ordinances and codes.

4.       DELIVERY POINT, METERING, AUDITING AND TESTING.

         (a) The Delivery Point shall be at a point on the property line of the Land as the Authority may designate. Tenaska will bear the responsibility of maintaining the Water quality following receipt by Tenaska of Water at the Delivery Point.

         (b) A metering station shall be owned, installed and continually operated and maintained, tested, calibrated and adjusted by Authority, located between the Water Facilities and the Delivery Point as the Parties may agree, providing accurate and continuous measurement and recording of the quantity of Water. The meter and its installation shall meet current American Water Works Associations standards. Metering equipment may be tested, as agreed, by Authority and Tenaska. If such metering equipment is found to be in error, then the Parties shall use reasonable effort to determine the quantity of Water actually delivered to the Delivery Point during the period affected by such error, and the equipment shall be adjusted to accurately record the delivery of Water. Authority and Tenaska shall have the right to have a representative present at the time of any test. All water meters, metering equipment, vaults, valves, bypasses, telemetryremote read equipment, and testable backflow preventors shall be provided and installed by the Authority at the Authority's sole cost and expense (the cost of said facilities and equipment having been included in the Tenaska Payment amount); provided, however, that, in addition to the Tenaska Payment, Tenaska shall pay the Authority (i) $15,000.00 towards the cost of such equipment and installation, and (ii) (A) should the cost of the items specified above in this sentence cost the Authority $15,000.00 or more, and (B) should Tenaska specify that the Authority install a water meter costing more than the water meter selected by the Authority, then the Authority shall install the water meter specified by Tenaska and Tenaska shall pay the Authority the difference in the cost of the meter specified by the Authority and the cost of the more expensive water meter specified by Tenaska.

         (c) Authority and Tenaska each shall have the ongoing right to examine and audit the other Party's records concerning quantities and quality of Water supplied to Tenaska at the Delivery Point. The Parties shall give reasonable notice of the exercise of their right to examine and audit such records, but not less than ten (10) days, and any audit or examinations shall take place during normal business hours and be done in such a manner so as not to unduly interrupt the operations of the party being audited.

         (d) Authority shall supply Tenaska, upon request by Tenaska, a copy of regulatory and chemical analysis reports on the Water as submitted to any governmental


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                  authority, including, without limitation, the Environmental
                  Protection Division of the Georgia Department of Natural Resources or its successor. In the event Tenaska desires another or a more comprehensive chemical analysis of the Water supplied or to be supplied, the cost of such shall be borne by Tenaska.

         (e) Each of the Parties shall immediately notify the other Party's Designated Representative (as identified in Paragraph 13 hereof) of any emergency or condition of which the notifying Party is aware which may affect the quality and/or quantity of Water.

5. RATES, INVOICING AND PAYMENT. Authority shall invoice Tenaska for Water supplied during the previous month in accordance with the provisions of this paragraph.

         (a) For each month of the term of this Agreement, the Authority shall charge Tenaska for Water based on a Variable Charge. The Variable Charge will be equal to the quantity of Water delivered to the Delivery Point during each month as determined by the metering equipment, multiplied by the Variable Rate.

                  (i) For quantities of Water up to and including the Authority Commitment, the Variable Rate shall be $1.57 per 1,000 gallons, subject to adjustment as provided herein. The Variable Rate shall be $1.57 per 1,000 gallons for Water purchased through December 31, 1999 ("initial Rate"). With respect to each calendar year after December 31, 1999, the Initial Rate shall be subject to adjustment annually to take into account changes in the cost of living as reflected in the Consumer Price Index for U.S. City Average, all items (1967 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI") between the indexes published for December, 1999 and December of the year immediately prior to the year for which such rate is being determined. By way of example, the Variable Rate for the twelve (12) month period of January 1, 2005 through December 31, 2005, shall be equal to the product of $1.57 (per 1,000 gallons), multiplied by a fraction, the numerator of which is the index as reported for December, 2004 and the denominator of which is the index as reported for December, 1999.

                           Assuming that the index for December, 1999 is 500 and the index for December, 2004 is 505, then the Variable Rate for Water purchased during 2005 shall be $1.586 per 1,000 gallons [$1.57 per 1,000 gallons x (505 / 500)]. In the event the Bureau of Labor Statistics ceases to publish the index or changes the manner in which the index is computed, an equitable substitute index shall apply.

                           In addition to the CPI increase as specified above, If Authority is legally required to make capital improvements as a result of environmental


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                           statutes, rules or regulations enacted or promulgated
                           after the date of the Agreement by the State of Georgia or the Federal Government, Tenaska will, in addition to the CPI increase, pay the increase in water rates charged to all Heard County water users, attributable to the cost of legally required capital improvements made by the Authority to comply with such legal requirements.

                  (ii) For quantities of Water used by Tenaska in excess of the Authority Commitment, the Variable Rate shall be $2.00 per 1,000 gallons, subject to the same cost of living adjustment as described above with respect to the Variable Rate for quantities of Water up to and including the Authority Commitment.

         (b) On or about the fifth (5th) day of each calendar month, beginning with the month after the Authority first delivers Water to Tenaska at the Delivery Point, Authority shall mail or personally deliver to Tenaska an invoice ("Authority's Invoice") for amounts due Authority for Water supplied during the previous month. Authority's Invoice shall state the quantity of Water supplied during the month covered by Authority's Invoice, the date of any CPI or successor indices used to calculate the price of Water, the total amount due to Authority and any additional information reasonably requested by Tenaska to determine the accuracy of Authority's Invoice. The remittance address shall be such address as may be reflected on Authority's Invoice from time to time.

         (c) Tenaska shall pay the amount indicated on Authority's Invoice by the fifteenth (15th) of each month. Subject to the obligations of Tenaska to promptly pay, Tenaska may dispute the amount indicated on Authority's Invoice and make payment "under protest" by notifying Authority in writing accompanying the payment. Any refund of an amount paid "under protest" shall bear interest at the rate of ten percent (10%) per annum from the date of payment until the date of the refund. Tenaska's failure to pay any invoiced amount within ten (10) days after the date Tenaska receives notice of default specifying the failure to pay charges for Water when due will subject Tenaska to a penalty equal to ten percent (10%) of the amount invoiced and not timely paid.

         (d) In the event an error is discovered with respect to any Authority's Invoice, or with respect to any payment made pursuant to any Authority's Invoice, such error shall be adjusted within thirty (30) days following the discovery of the error.

         (e) Each Party shall permit the other or its Designated Representative to examine, audit and copy all records and information necessary to confirm the accuracy of any Authority's Invoice submitted pursuant to paragraph 5(b).

         (f) Should Tenaska fail to pay an amount invoiced by the Authority on the date due, Tenaska shall be considered to be in default pursuant to its obligations hereunder,


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                  and the Authority shall give written notices of such payment default to Tenaska and Tenaska's Lenders (as hereinafter defined). If such payment default is not cured within sixty
                  (60) days after the effective date of the notices of default in payment given to Tenaska and its Lenders, the Authority shall have the right to suspend any water service until such default is cured, and if not cured within sixty (60) days after the effective date of the notices of default are given to both Tenaska and its Lenders, the Authority shall have the right to thereafter terminate this Agreement by giving written notice of termination given while such default remain outstanding and uncured. The sixty (60) day cure period provided to Tenaska and its Lenders following the giving of any notice of a payment default to Tenaska and its Lenders pursuant to this Agreement shall be coextensive (and not consecutive) with the sixty (60) day cure period set forth in
                  Section 1.3 of the Consent and Agreement (as hereinafter described) so long as the notice of the payment default given to the Lenders was given in accordance with the notice provisions of such Consent and Agreement.

6.       TENASKA PAYMENT FOR WATER FACILITIES.

         Tenaska agrees to pay Authority $500,000.00 (the "Tenaska Payment") in consideration of the services, commitments and reservation of the Authority recited in Paragraph 3 of this Agreement. The Tenaska Payment includes all tap fees, miscellaneous fees and the legal fees, costs and expenses of providing the consents to assignments, estoppel certificates, legal opinions and other documentation from the Authority and its counsel required by Tenaska's Lenders (as hereinafter defined). Tenaska shall pay Authority the Tenaska Payment within ten (10) days of financial closing for the Plant.

7.       INTERRUPTION OF SERVICE.

         (a) Interruptions for Necessary Scheduled Maintenance. Authority may not interrupt its provision of Water to the Plant for necessary scheduled maintenance unless it has given prior notice to Tenaska. For purposes of this subparagraph, prior notice means receipt by Tenaska from Authority of notice of at least five (5) days prior to any scheduled suspension, interruption, delay, reduction or other interference of supply ("Interruption"). If Authority has given the required prior notice, Authority may temporarily suspend the supply for a period not to exceed 48 hours in order to correct the reason for the Interruption. Whenever possible, a proposed Interruption shall be scheduled during a shut-down of the Plant. The required prior notice from the Authority shall specify the duration and extent of the proposed Interruption in the Water supply and the reason therefor.


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         (b)      Interruptions due to Uncontrollable Force.

                  (i) If the Water supply is interrupted as a result of an Excusable Interruption (as hereinafter defined), then during the Excusable Interruption, Authority shall not be obligated to deliver Water to Tenaska.

                  (ii) The term "Excusable Interruption" shall mean acts of God, floods, earthquakes, storm, drought, or other natural calamities, war, insurrection, riot, curtailment, order, regulation, or restriction imposed by state or federal governmental authority, cutting of water supply lines at the hands of third parties, failure of equipment or facilities that have been properly operated and maintained in accordance with both good industry practice and all applicable laws, statutes, rules, regulations, ordinances and codes; or other similar cause beyond the reasonable control of the Party affected.

                  (iii) In the event that either Party is rendered unable, wholly or in part, by Excusable Interruption, to carry out its obligations of this Agreement, except for those obligations requiring the payment of money, and if such Party gives notice stating the reasons therefor to the other Party as soon as practicable after the occurrence being claimed as an Excusable Interruption, then insofar as and to the extent and for the reasonable time that such obligations are so affected (not including those obligations requiring the payment of money) by the Excusable Interruption, the performance obligation of such Party shall be suspended. The suspension of the Party's performance obligation shall be for no longer than that necessary to cause such inability to be remedied with reasonable dispatch.

8.       TAXES.

         Each Party shall pay all sales, real and personal property taxes and assessments imposed on such Party, pursuant to applicable law or local custom with respect to the activities of generation, transportation, delivery, sale, emission, disposal, or use of Water.

9.       ASSIGNMENT AND DELEGATION.

         (a) Except as otherwise provided herein, no right or interest in this Agreement shall be assigned by either Tenaska or Authority without the written permission of the other Party and no delegation of any obligation or of the performance of any obligation by either Tenaska or Authority shall be made without the written permission of the other Party, which permission shall not be unreasonably withheld; provided, however, nothing contained in this Paragraph 9 shall be construed to restrict Tenaska in any manner from freely granting a security interest, transferring in trust, mortgaging, hypothecating, assigning or otherwise transferring Tenaska's right, title and interest or delegating its duties under this Agreement to any institutional or commercial lender, or other person, its


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                  successors or assigns, providing credit or loans to Tenaska in connection with the financing, refinancing or operation of the Plant (a "Lender" or "Lenders") or construed to restrict any Lender from exercising its rights or pursuing its remedies available under any loan agreements, security agreements or other instruments or documents between itself and Tenaska or otherwise available to such Lender at law or in equity; and that Tenaska may assign this Agreement without the prior written permission of Authority to Tenaska's Lender(s), and Authority will execute a consent to such assignment as may be reasonably requested by such Lender(s). Any attempt of assignment or delegation shall be void and ineffective for all purposes unless made in conformity with this Paragraph 9.

         (b) Either Party may assign its rights and delegate its obligations to any subsidiary or affiliate of any such Party, provided that no such assignment or delegation releases such party from any of its obligations.

10.      INDEMNITY.

         (a) Tenaska agrees to release, defend, indemnify and hold harmless Authority, its members, officers, employees, and agents (collectively, "Authority Representatives") from that portion of any claims, actions, suits, losses, harm, liability, damages, cost and expenses, including but not limited to reasonable attorneys' fees (collectively, "Claim") arising out of the negligent acts or omissions of Tenaska in connection with this Agreement and the construction or operation of the water system owned by Tenaska on its Plant site ("Water System"); provided, however, Tenaska does not release, defend, indemnify or hold harmless Authority Representatives from any Claim or portion thereof caused by or resulting from the negligence or wrongful act or omission of Authority Representatives. In the event of a Claim against the Authority by a third party, where negligence by Tenaska is concurrent and contributes to the cause of the Claim, then the Authority and Tenaska shall be responsible and liable in proportion to the degree of their own negligence. Nothing in this Agreement shall be construed to preclude either Party from pursuing any remedy against a third party.

         (b) Authority hereby agrees to release, defend, indemnify and hold harmless Tenaska, its directors, officers, partners, shareholders, employees, agents and representatives (collectively, "Tenaska Representatives") from that portion of any Claim arising out of the negligent acts or omissions of Authority in connection with this Agreement and the construction or operation of the Water Facilities; provided, however, Authority does not release, defend, indemnify or hold harmless Tenaska Representatives from any Claim or portion thereof caused by or resulting from the negligence or wrongful act or omission of Tenaska Representatives. In the event of a Claim against Tenaska by a third party, where negligence by Authority is concurrent and contributes to the cause of the Claim, then the Authority and Tenaska shall be responsible and liable in proportion to the

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                  degree of their own negligence. Nothing in this Agreement
                  shall be construed to preclude either Party from pursuing any remedy against a third party. For purposes of this paragraph 10(b) "Tenaska" shall mean, Tenaska, its partners (both general and limited), the general and limited partners of such partners, their related and affiliated entities, and the respective directors, officers, partners, shareholders, employees, agents and representatives of each of the foregoing.

11. REPRESENTATIONS AND WARRANTIES. The representations and warranties made respectively by the Parties shall remain in existence during the term of this Agreement.

         Tenaska represents and warrants that:

         (a) Tenaska is a Delaware limited partnership, organized and existing in good standing under and by virtue of the laws of the State of Delaware;

         (b) has the power and authority to own its properties and carry on the business as presently conducted and as represented in this Agreement;

         (c) has obtained or will obtain all necessary federal, state and local government authorizations or permits to operate the Plant on the Land; and

         (d) that this Agreement represents a valid and binding obligation of Tenaska, enforceable against it by its terms, and that entering into this Agreement will not violate any rule, regulation, charter, by laws, or other agreements binding upon Tenaska.

         Authority agrees, represents and warrants that:

         (a) Authority is a legally created political subdivision and public corporation of the State of Georgia, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Georgia and has the corporate power and authority to own its properties and to carry on its business as presently conducted and as represented in this Agreement; and

         (b) Authority has the lawful authority to supply Water as contracted for hereunder and pursuant to the terms of this Agreement; and

         (c) Authority has obtained or will obtain in a timely manner all easements and rights-of-way, and all federal, state and local governmental permits and other approvals needed to provide the Water necessary to comply with the terms and provisions of this Agreement; and

         (d) Authority has had its governing body approve this Agreement so that Authority has the authority to execute this Agreement and comply with the terms and provisions hereof, and final resolutions authorizing the execution and delivery of

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                  this Agreement by the Authority, and the performance of the
                  Authority's obligations hereunder, have been entered on the minutes of the Authority.

         (e) that this Agreement represents a valid and binding obligation of the Authority, enforceable against it by its terms, and that entering into this Agreement will not violate any rule, regulation, charter, by laws, or other agreements binding upon the Authority.

12. WAIVER OF SUBROGATION. Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Authority and Tenaska, for themselves and their respective insureds, each hereby waives and releases any and all rights to recover against
         (i) the other party, (ii) any entity related or affiliated to such other party, and (iii) the respective directors, officers, partners, shareholders, employees, agents, representatives, successors and assigns of each of the foregoing, for any loss or damage that would be covered by any of the following insurance policies, which each Party is hereby required to carry under this Agreement: (a) primary commercial general liability; (b) excess commercial general liability; and (c) automobile liability, regardless of whether the loss or damage is within the limits of liability of such policy. Each party shall ensure that any policy of insurance which it carries as insurance against property damage that may occur in connection with the construction, maintenance or operation of the Water Facilities or the Water System or any electrical system used in conjunction therewith shall name the other Party as additional insured as its interests may appear.

13.      MISCELLANEOUS PROVISIONS.

         (a) Notices. Except as otherwise provided in this paragraph, any notice, request, authorization, invoice, payment, direction or other communication as allowed or required under this Agreement shall be given in writing and be delivered in person or by first class United States certified mail, properly addressed, return receipt requested with the required postage prepaid, to the intended recipient as follows:

                  Tenaska:      Tenaska Georgia Partners, L.P.
                                Plant Manager (Designated Representative)
                                Tenaska Georgia Partners, L.P.
                                Franklin, Georgia 30217

                                and

                       cc:      Ronald Quinn
                                Suite 400
                                1044 N. 115 Street
                                Omaha, Nebraska 68154-4446

                Authority:  Heard County Water Authority
                            Attn: Executive Director (Designated Representative) 11520 Highway 34 West
                            Post Office Box 610
                            Franklin, Georgia 30217

                  Invoices and related payments may be sent by regular first class United States mail and are not subject to the requirement of being sent by certified mail. Invoices and payments may be sent to an address, different from the above, as may be specified upon thirty (30) days advance written notice from time to time by the receiving Party. Such Party shall provide notice of its desired mailing address for invoices or payments as appropriate if different from the above address. Either Party may change its address or Designated Representative specified above by giving the other Party reasonable notice of such change in accordance with this paragraph. All notices, requests and authorization of directions or other communications by a Party shall be deemed delivered when mailed as provided in this paragraph or personally delivered to the other Party. All invoices for Water shall be deemed paid by Tenaska on the date such payment is received by the Authority.

         (b) GOVERNMENTAL AUTHORITY. This Agreement is subject to the rules, regulations, orders and other requirements, now or hereafter in effect, of all governmental authorities having jurisdiction over this Agreement, the Parties or either of them, provided, however, that the provisions of this Agreement shall not be amended, modified or abrogated by any rules, regulations, orders or other requirements promulgated, enacted or issued by the Authority after the date this Agreement becomes effective. To the extent that the Authority is protected by sovereign immunity, the Authority hereby acknowledges that, pursuant to the Georgia Constitution (1983 Ga. Const. Article I, Section II, Paragraph IX(c)) and O.C.G.A. Section 50-21-1(a), the Authority waives, and that it intends to waive, the defense of sovereign immunity in connection with any matters related to this Agreement or the performance of the Authority hereunder. To the extent that the Authority is protected by sovereign immunity and it is determined for any reason that the Authority has not effectively waived its sovereign immunity, then the Authority further agrees not to raise the defense of sovereign immunity in connection with any matters related to this Agreement or the performance of the Authority hereunder. Notwithstanding the foregoing waiver of sovereign immunity, the Authority reserves and is not waiving the right to raise sovereign immunity as a defense to any civil action or actions brought by persons or entities other than Tenaska, its Lenders, and their successors and assigns.

         (c) NO PARTNERSHIP. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties, nor to impose any partnership obligations or liability on either Party. Furthermore, neither Party shall have any right, power or authority to enter into any agreement or undertaking for or on behalf of, to act as, or be an agent or representative of, or to otherwise bind the other Party.

         (d) NONWAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

         (e) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements of the Parties with respect to the subject matter hereof.

         (f) NO SPECIFIED THIRD-PARTY BENEFICIARIES. Except as otherwise specifically provided in this Agreement, there are no third-party beneficiaries of this Agreement. Nothing contained in this Agreement is intended to confer any right or interest on anyone other than the Parties, their respective successors, assigns and legal representatives, and the third-party beneficiaries, of any, specifically identified in this Agreement.

         (g) AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written amendment to this Agreement signed by both parties. Authority agrees to make any modification of the terms and provisions of this Agreement required or requested by any Lender, provided that no such modifications will materially and adversely affect Authority's rights or obligations under this Agreement unless the Authority is otherwise equitably compensated.

         (h) IMPLEMENTATION. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

         (i) INVALID PROVISION. The invalidity or unenforceability of any provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provisions were omitted; and to this end the terms and provisions of this Agreement are agreed to be severable.

         (j) APPLICABLE LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia, except to the extent such laws may be preempted by the laws of the United States of America.

         (k) JURISDICTION AND VENUE. The Parties agree that original jurisdiction of any action arising out of this Agreement shall lie solely in the Superior Court of Heard County, Georgia, and that venue of any litigation arising out of this Agreement shall be in Heard County, State of Georgia, or such other place as the Parties may agree in writing.

         (l)      DISPUTES/DEFAULT.

                  (i) Prior to either Party's rights to claim that the other has defaulted or otherwise breached any obligation or other provision of this Agreement, the Parties shall first attempt to resolve the potential claim of default or breach in accordance with this paragraph 13(1). Should Tenaska contest the amount of any invoice from the Authority, Tenaska shall pay the full amount of the disputed invoice under protest and with a reservation of rights as specified above in this Agreement, and by making such payment the Authority agrees that Tenaska shall not be or be deemed to have waived any of its rights, remedies or defenses under this Agreement or otherwise.

                  (ii) In the event either Party claims the other is in material default or either Party disputes the validity of any agreement or warranty or representation under this Agreement or the other's interpretation or performance of any provision under this Agreement, including the other's failure to perform (any one or all considered to be a "Dispute" ), the disputing Party shall notify the other that a Dispute exists, specifying the nature and extent of the Dispute (the "Dispute Notice"). The Dispute Notice shall be delivered to the other Party within ten (10) days after the incident giving rise to the Dispute. The Parties shall then make a good faith attempt to resolve the Dispute. During such attempted Dispute resolution, the Parties shall continue to proceed in good faith and diligently perform their respective obligations under this Agreement.

                  (iii) In the event the Dispute is not resolved within twenty (20) days after the delivery of the Dispute Notice, the disputing Party may then take legal action in law or equity subject to the restrictions and limitations imposed by this Agreement. The Parties agree that the nature and subject matter of this Agreement are so unique that Authority and Tenaska shall also have available the remedies of specific performance, temporary restraining orders, injunction and other equitable remedies.

                  (iv) This Agreement has been reviewed and approved by each of the Parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for or against either Party.

         (m) DEFINITIONS. Capitalized terms shall have the meaning assigned them in this Agreement. All other words shall have their ordinary meaning and significance.

14. CONSENT AND AGREEMENT, ESTOPPEL AGREEMENTS AND LEGAL OPINION. Authority acknowledges that, as a condition of obtaining financing for construction of the Plant, Tenaska's Lenders will require a collateral assignment of this Agreement. In connection therewith, such Lenders will require Authority to execute a Consent and Agreement in the form of Exhibit "B" attached hereto and by reference incorporated herein, as is, or in a form satisfactory to the Lenders, provided that no modifications to the Exhibit "B" form will materially and adversely affect Authority's rights or obligations under this Agreement unless the Authority is otherwise equitably compensated. Additionally, the Authority shall deliver an opinion from legal counsel as to the organization and standing of Authority, the validity and execution of this Agreement, enforceability of this Agreement against Authority and like matters. Authority agrees to execute and deliver such Consent and Agreement and to deliver without delay such opinion of legal counsel in the form of Exhibit "C" attached to and made a part of Exhibit "B" to this Agreement, or as such Lenders may reasonably require and in form and substance as the Lenders and Authority may reasonably agree. Both the Consent and Agreement and the opinion of the Authority's legal counsel shall be executed and delivered to Tenaska at least five (5) days prior to the financial closing for the Plant. Tenaska shall deliver to the Authority such resolutions as are necessary to indicate Tenaska's authority to enter into this Agreement and such opinions of counsel as may be reasonably necessary to indicate the validity and enforceability of this Agreement.

15. TERMINATION BY TENASKA. The obligations of Tenaska under this Agreement are hereby made subject to the condition precedent (which may be waived by Tenaska by giving notice in writing of such waiver to Authority) that:

         (a) Tenaska or the Development Authority of Heard County, Georgia ("Development Authority") has closed the purchase of the Land as evidenced by the recordation of a deed to such effect in the real estate records of Heard County, Georgia; and

         (b) Tenaska and the Development Authority have entered into a lease with respect to the Land, among other matters, as evidenced by the recordation of such lease in the real estate records of Heard County, Georgia.

         Upon completion of both such items, Tenaska shall be deemed to have Elected to Proceed. If such events shall fail to occur on or before April 1, 2001, or if Tenaska shall earlier abandon the plan to build a power plant on the Land, then Tenaska may elect to terminate this Agreement by written notice from Purchaser to Authority. In the event that Tenaska terminates this Agreement, this Agreement shall terminate, be null and void and of no further force or effect, including without limitation extinguishing Tenaska's obligation to make a payment under Paragraphs 4(b) and 6 hereof.

16.      TERMINATION BY AUTHORITY.

         (a) For purposes of this Section 16(a), the term "Milestone Date" shall mean December 31, 1999; provided, however, that Tenaska shall have the unilateral right and option to extend the Milestone Date to June 30, 2000, by giving the Authority written notice of such extension on or before December 31, 1999 and paying a non-refundable extension fee in the amount of $100,000.00 (the "Extension Fee") to the Authority by check on or before December 31, 1999. Should Tenaska exercise Tenaska's extension option, then the Extension Fee paid by Tenaska shall be credited against the Tenaska Payment.

                  Upon the occurrence of either of the following:

                  (i) the failure of Tenaska and the Heard County Development Authority to execute a lease agreement for the Land by the Milestone Date, as said date may be extended in accordance herewith; or

                  (ii) the failure of Tenaska to obtain financing for the construction of the Plant by the Milestone Date, as said date may be extended in accordance herewith;

                  (each of the foregoing items in 16(a)(i)and (ii) being hereinafter referred to as a "Failure to Meet a Milestone"), the Authority may, at the Authority's election, terminate the Agreement by written notice of termination given to Tenaska while any Failure to Meet a Milestone remains outstanding. Neither Tenaska nor its Lenders shall have any assured cure period in which to cure a failure to meet a Milestone Date. In the event that the Authority terminates this Agreement pursuant to this Section 16(a), this Agreement shall terminate, be null and void and of no further force or effect, including without limitation extinguishing Tenaska's obligation to make any payments under Paragraphs 4(b) and 6 hereof.

         (b)      Upon the occurrence of one or more of the following:

                  (i) the failure of Tenaska to begin commercial operation by April 1, 2002;

                  (ii) the filing by Tenaska of any voluntary petition for protection pursuant to the Bankruptcy laws of the United State or of any state; or

                  (iii) the appointment of a receiver for Tenaska, and such receiver is not dismissed within 180 days after appointment;

                  (each of the foregoing items in 16(b)(i),(ii) and (iii) being hereinafter referred to as a "Triggering Event"), the Authority may, at the Authority's election, send Tenaska a notice (the "Trigger Notice") specifying the Triggering Event(s) that have occurred and remain outstanding, and shall also state that the Authority intends to terminate the Agreement if the named Triggering Events remain outstanding for more than forty-five (45) days after the effective date of the Trigger Notice. Should any Triggering Event that exists and that have been specified in a Trigger Notice remain outstanding for more than the above-described forty-five (45) day cure period, then the Authority shall thereafter have the right to terminate this Agreement by written notice of termination given to Tenaska while the Triggering Events remain outstanding. In the event that the Authority terminates this Agreement under this
                  Section 16(b), this Agreement shall terminate, be null and void and of no further force or effect, including without limitation extinguishing Tenaska's obligation to make any payments under Paragraphs 4(b) and 6 hereof.


                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives, under seal, all as of the day and year first above written.

                                    HEARD COUNTY WATER AUTHORITY, a public
                                    corporation created and existing under the laws of the State of Georgia

                                    By: /s/                           (SEAL)
                                        -----------------------------

                                    Its: Chairman

                                               [CORPORATE SEAL]






                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    TENASKA GEORGIA PARTNERS, L.P.
                                    A Delaware Limited Partnership

                                    By:  Tenaska Georgia I, L.P.
                                         a Delaware Limited Partnership,
                                         its General Partner

                                         By: Tenaska Georgia, Inc., a
                                             Delaware Corporation, its
                                             General Partner

                                             By: /s/
                                                 -------------------------------

                                             Its: Vice President

                                                        [CORPORATE SEAL]

                                    EXHIBIT A


                    LEGAL DESCRIPTION FOR TENASKA PLANT SITE

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY, 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD SOUTH 72 DEGREES 57 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 916.24 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND, SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND. THENCE SOUTH 00 DEGREES 16 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 902.40 FEET TO A STEEL FENCE POST; THENCE SOUTH 02 DEGREES 39 MINUTES 49 SECONDS EAST FOR A DISTANCE OF
321.00 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 802.62 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 291.17 FEET TO A POINT IN THE CENTERLINE OF HILLY MILL CREEK; THENCE FOLLOWING THE COURSE OF THE CENTERLINE OF HILLY MILL CREEK IN A WESTERLY DIRECTION, TRAVERSED AS FOLLOWS; NORTH 62 DEGREES 07 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 98.34 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE SOUTH 20 DEGREES 00 MINUTES 44 SECONDS WEST FOR A DISTANCE OF 136.80 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 223.86 FEET TO A POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH); THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 36.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 24 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 127.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 79 DEGREES 16 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 274.76 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 59 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 188.31 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CENTERLINE OF THE CREEK NORTH 27 DEGREES 08 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 142.40 FEET TO A POINT; THENCE NORTH 76 DEGREES 02 MINUTES 42 SECONDS WEST FOR A DISTANCE OF
170.99 FEET TO A POINT;

THENCE NORTH 54 DEGREES 14 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 280.96 FEET TO A POINT; THENCE NORTH 66 DEGREES 49 MINUTES 01 SECONDS WEST FOR A DISTANCE OF
101.90 FEET TO A POINT; THENCE SOUTH 55 DEGREES 21 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 162.95 FEET TO A POINT; THENCE NORTH 81 DEGREES 39 MINUTES 29 SECONDS WEST FOR A DISTANCE OF 406.05 FEET TO A POINT; THENCE NORTH 30 DEGREES 16 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 496.12 FEET TO AN INTERSECTION OF SAID LINE WITH THE CENTERLINE OF AN UNNAMED CREEK FROM THE NORTHEAST; THENCE FOLLOWING THE CENTERLINE OF SAID UNNAMED CREEK TO THE NORTHEAST, TRAVERSED AS FOLLOWS; NORTH 67 DEGREES 00 MINUTES 13 SECONDS EAST FOR A DISTANCE OF 336.28 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 64 DEGREES 26 MINUTES 52 SECONDS EAST FOR A DISTANCE OF 296.07 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 53 DEGREES 40 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 67.68 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 16 DEGREES 14 MINUTES 29 SECONDS EAST FOR A DISTANCE OF 228.26 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 22 DEGREES 18 MINUTES 47 SECONDS EAST FOR A DISTANCE OF 241.49 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 06 DEGREES 14 MINUTES 09 SECONDS EAST FOR A DISTANCE OF 71.42 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 78 DEGREES 23 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 307.88 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 11 MINUTES 56 SECONDS EAST FOR A DISTANCE OF
157.63 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 26 DEGREES 01 MINUTES 20 SECONDS EAST FOR A DISTANCE OF 111.97 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 06 MINUTES 33 SECONDS EAST FOR A DISTANCE OF 128.35 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 07 DEGREES 03 MINUTES 45 SECONDS EAST FOR A DISTANCE OF 34.61 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CREEK SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF 290.53 FEET TO POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE EASEMENT (150 FOOT WIDTH); THENCE SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF
177.44 FEET TO A 12 INCH DIAMETER WOOD POST; THENCE NORTH 71 DEGREES 45 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 405.46 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND; SAID POINT BEING THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 73.53 ACRES OF LAND, AND IS MORE PARTICULARLY SHOWN AS TRACT "A" ON SHEET 1 0F 2 OF THAT CERTAIN ALTA/ACSM LAND TITLE SURVEY FOR TENASKA, INC., FIRST AMERICAN

TITLE INSURANCE COMPANY AND OTHER PARTIES TO BE NAMED, PREPARED BY DONALDSON, GARRET & ASSOCIATES, INC., MACON, GEORGIA, DATED APRIL 3, 1998.

                                   EXHIBIT "B"


                              CONSENT AND AGREEMENT


         This CONSENT AND AGREEMENT (this Consent ), dated as of [ , 199_] among Heard County Water Authority, a public corporation created and existing under the laws of the State of Georgia (the Consenting Party ), Tenaska Georgia Partners, L.P., a Delaware limited partnership (the Borrower ), and [____________], as agent (together with its successors in such capacity, the Agent ) for the financial institutions (the Banks**) which are or from time to time may become a party to the Loan Agreement (as defined below). [**NOTE: IF THE PLANT PROJECT IS FINANCED IN THE CAPITAL MARKETS, INSTEAD OF A BANK GROUP, THE TERMINOLOGY IN THIS DOCUMENT WILL BE ADJUSTED ACCORDINGLY TO REFER TO A BONDHOLDER AND A TRUSTEE, RATHER THAN TO BANKS AND AGENT].

                                    RECITALS

         WHEREAS, the Borrower proposes to develop, construct, own and operate a 950 MW peaking electric power generation process facility in Heard County, Georgia (the "Project" );

         WHEREAS, the Consenting Party and the Borrower have entered into a Water Purchase Agreement, dated as of ______, 199_ (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Assigned Agreement" );

         WHEREAS, the Borrower, the Agent and the Banks have entered into a [Construction and Term Loan and Reimbursement Agreement], dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the "Loan Agreement" ), pursuant to which the Banks will make loans and extend other credit to the Borrower for the purpose of financing the cost of, and providing certain other credit support for, the construction and operation of the Project and certain related expenses (the "Loans" );

         WHEREAS, as security for the Loans and all other obligations under the Loan Agreement, the Borrower has assigned all of its rights, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Agent pursuant to the [Assignment and Security Agreement], dated as of the date hereof, between the Borrower and the Agent (as amended, restated, modified or otherwise supplemented from time to time, the "Security Agreement" ); and

         WHEREAS, it is a condition precedent to the Banks obligations to make the Loans under the Loan Agreement that the Consenting Party execute and deliver this Consent.

         NOW, THEREFORE, as an inducement to the Banks to make the Loans, and in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Consenting Party hereby agrees as follows:

         SECTION 1. CONSENT TO ASSIGNMENT, ETC.

         1.1 CONSENT TO ASSIGNMENT. The Consenting Party (a) acknowledges that the Agent and the Banks are entering into the Loan Agreement and making the Loans in reliance upon the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent, (b) consents in all respects to the pledge and assignment to the Agent of all of the Borrower's rights, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement, and
(c) acknowledges the right, but not the obligation, of the Agent or the Agent's designee, in the exercise of the Agent's rights and remedies under the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Borrower in accordance with the Assigned Agreement, and agrees that in such event the Consenting Party shall continue to perform its obligations under the Assigned Agreement.

         1.2 SUBSTITUTE OWNER. The Consenting Party agrees that, if the Agent shall notify the Consenting Party that an event of default under the Loan Agreement has occurred and is continuing and that the Agent has exercised its rights (a) to have itself or its designee substituted for the Borrower under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to a Person, then the Agent, the Agent's designee or such Person (each, a "Substitute Owner" ) shall be substituted for the Borrower under the Assigned Agreement and that, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

         1.3 RIGHT TO CURE. The Consenting Party agrees that in the event of a default by the Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter a "default" ), the Consenting Party will continue to perform its obligations under the Assigned Agreement and will not exercise any such right or remedy until it first gives prompt written notice of such default to the Agent and affords the Agent, the Agent's designee and the Banks a period of at least sixty (60) days (or if such default is a non-monetary default, such longer period not to exceed one hundred eighty (180) days as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Borrower, then the time periods specified in this Section 1.3 for curing a default shall be extended for the period of such prohibition. Agent and Banks shall have no right to require Consenting Party to enter into a new agreement under Section
1.4 below or cure a default under the Assigned Agreement pursuant to this
Section 1.3 if the Assigned Agreement was terminated by the Consenting Party pursuant to the termination option contained in Section 16 (a) of the Assigned Agreement, but Agent and Banks shall have the right to require Consenting Party to enter into a new agreement under Section 1.4 below and to cure any default and/or Triggering Event under the Assigned Agreement pursuant to this Section
1.3 if the Assigned Agreement was terminated by the Consenting Party pursuant to the termination option contained in Section 16(b) of the Assigned Agreement.

         1.4 NO TERMINATION, ASSIGNMENTS OR MATERIAL AMENDMENTS. The Consenting Party will not, without the prior written consent of the Agent, enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest thereunder or consent to any such assignment or transfer by the Borrower. The Consenting Party will not enter into any material amendment, supplement or other modification of the Assigned Agreement (an "Amendment" ) until after the Agent has been given ten
(10) days (excluding Saturdays, Sundays and any days which are a legal holiday in New York or any days on which banking institutions are authorized or required by law or government action to close) prior written notice of the proposed Amendment by the Borrower (a copy of which notice will be provided to the Consenting Party by the Borrower), and will not then enter into such Amendment if the Consenting Party has, within such ten (10) day period, received a copy of
(i) the Agent's objection to such Amendment or (ii) the Agent's request to the Borrower for additional information with respect to such Amendment.

         In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Borrower, the Consenting Party will, at the option of the Agent enter into a new agreement with the Agent (or its transferee or other nominee that owns or leases the Project) having terms substantially the same as the terms of the Assigned Agreement, provided that Agent exercises such option by written notice given to Consenting Party within sixty (60) days after the date Consenting Party give Agent notice of such termination.

         1.5 NO LIABILITY. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Borrower, the Consenting Party will, at the option of the Agent enter into a new agreement with the Agent (or its transferee or other nominee that owns or leases the Project) having terms substantially the same as the terms of the Assigned Agreement, provided that (i) such option to enter into a new agreement is exercised by the Agent within sixty (60) days after Consenting Party gives the Banks and Agent written notice of such termination, and (ii) the Banks or Agent pay any amounts due under the Assigned Agreement for Water delivered to Tenaska that remains outstanding and unpaid as of the date of the new agreement.

         The Consenting Party acknowledges and agrees that neither the Agent, the Agent s designee or the Banks shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Agreement or otherwise, nor shall the Agent, the Agent's designee or the Banks be obligated or required to (a) perform any of the Borrower's obligations under the Assigned Agreement, except, in the case of the Agent or the Agent's designee, during any period in which the Agent or the Agent's designee is a Substitute Owner pursuant to Section 1.2, in which case (i) the obligations of such Substitute Owner shall be no more than that of the Borrower under such Assigned Agreement, (ii) such Substitute Owner shall have no personal liability to the Consenting Party for the performance of such obligations and (iii) the sole recourse of the Consenting Party shall be to such Substituted Owner s interest in the Project, or (b) take any action to collect or enforce any claim for payment assigned under the Security Agreement.

         1.6 PERFORMANCE UNDER ASSIGNED AGREEMENT. The Consenting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with its terms.

         1.7 DELIVERY OF NOTICES. The Consenting Party shall deliver to the Agent, concurrently with the delivery thereof to the Borrower, a copy of each notice, request or demand given by the Consenting Party pursuant to the Assigned Agreement.

         1.8 ACKNOWLEDGMENTS. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Agent shall reasonably request in connection with the transactions provided for in this Consent.

         SECTION 2. PAYMENTS UNDER THE ASSIGNED AGREEMENT

         The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in the manner required by the Assigned Agreement directly into the account as shall be specified from time to time by the Agent to the Consenting Party in writing.

         All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, except as specifically permitted under the Assigned Agreement.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         In order to induce the Agent and the Banks to enter into the Loan Agreement and to make the Loans, the Consenting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

         3.1 ORGANIZATION. The Consenting Party is a legally created political subdivision and public corporation of the State of Georgia, duly organized, validly existing, qualified, authorized to do business and in good standing under and by virtue of the laws of the State of Georgia, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate and member action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or (b) any other person or entity, except approvals or consents which have previously been obtained.

         3.3 EXECUTION AND DELIVERY: BINDING AGREEMENTS Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate officers of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

         3.4 LITIGATION. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge after due inquiry) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Consenting Party of its obligations hereunder or under the Assigned Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6), (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (c) could have a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Consenting Party, (ii) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent,
(iii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Project, (iv) the value, validity, perfection and enforceability of the liens granted to the Agent under the Security Agreement and other security documents or (v) the ability of the Agent or the Banks to enforce any of their material rights and remedies under the Assigned Agreement or this Consent (collectively, a " Material Adverse Effect" ).

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Consenting Party is not in violation of its charter or by-laws, and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Consenting Party.

         3.6 GOVERNMENT CONSENT. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals" ), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in
Part II thereof (the "Deferred Approvals" ), are Final (as defined below). An Approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

         3.7 NO DEFAULT OR AMENDMENT. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. The Consenting Party has no existing counterclaims, offsets or defenses against the Borrower. The Consenting Party and, to the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge after due inquiry, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Borrower to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

         3.8 NO PREVIOUS ASSIGNMENTS. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its rights under the Assigned Agreement.

         3.9 REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.

         SECTION 4. OPINION OF COUNSEL The Consenting Party shall deliver an opinion of counsel relating to the Assigned Agreement and this Consent substantially in the form of Exhibit C hereto, and addressing such other matters as may be requested by the Borrower and the Agent.

         SECTION 5. MISCELLANEOUS

         5.1 NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized guaranteed overnight delivery service (e.g. UPS Next Day Air), and shall be directed as follows:

         If to the Consenting Party:   Heard County Water Authority
                                       11520 Highway
                                       34 West Franklin, Georgia

                                       Attention:         Executive Director

                                       Telephone:                      (   )

                                       Fax:                            (   )

         If to the Borrower:           Tenaska Georgia Partners, L.P.
                                       2000 E. Lamar Blvd., Suite 430
                                       Arlington, Texas 76006

                                       Attention:    Bill Braudt
                                       Telephone:    (   )
                                       Fax:          (817) 462-1500

                                       with a copy to:

                                       (i)  Plant Manager (Designated
                                              Representative)
                                            Tenaska Georgia Partners, L.P.
                                            Franklin, Georgia 30217

                                       (ii) Ronald Quinn
                                            1044 North 115th Street, Suite 400
                                            Omaha, Nebraska  68154-4446

                  If to the Agent:          [______________________]

                                            Attention:    [___________]
                                            Telephone:    (   )
                                            Fax:          (   )

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

         5.2 GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

          (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Georgia or of the United States of America for the Northern District of Georgia, and, by execution and delivery of this Consent, each of the Consenting Party, the Borrower, and the Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party, the Borrower and the Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

          5.3 COUNTERPARTS. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          5.4 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

          5.5 SEVERABILITY. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          5.6 AMENDMENT; WAIVER. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party, the Borrower, and the Agent.

                  (a) The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until the occurrence of one of the following: (1) all Loans and all other obligations under the Loan Agreement have been indefeasibly satisfied in full, notice of which shall be provided by the Agent when all such obligations have been satisfied, (2) the expiration of the thirty (30) year Term of the Assigned Agreement, or (3) provided that the Banks and Agent have not elected to enter into a new agreement pursuant to the terms of Section 1.4 above, the termination of the Assigned Agreement in accordance with its terms and in accordance with the terms of this Consent.

                  (b) In the event that the Agent delivers a termination notice to the Consenting Party pursuant to this Section 5.7, this Consent shall terminate for all purposes as to the Agent and the Loan Agreement and the Agent and the Banks shall have no further rights or obligations under this Consent; provided, however, that the Consenting Party agrees that this Consent shall continue to apply for the benefit of the Borrower and the providers of new credit facilities to replace the Loan Agreement (the New Lender ) provided that
(i) within five (5) days following delivery by the Agent to the Consenting Party of the Termination Notice pursuant to this Section 5.7, the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party that it undertakes the prospective obligations of the "Agent" under this Consent, and shall have supplied substitute notice address information for Section 5.1 and new payment instructions (countersigned on behalf of the Borrower) for Exhibit A, (ii) the amount of the new credit facilities do not exceed the original amount of the commitment by the Banks to make loans and extend other credit facilities under the Loan Agreement, and
(iii) thereafter, (w) the term "Loans" under this Consent will be deemed to refer to the new credit facilities, (x) the term "Agent" or "Banks" shall be deemed to refer to the New Lender or any agent or trustee for the New Lender,
(y) the term "Loan Agreement" shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities and (z) the term Security Agreement shall be deemed to refer to the security agreement under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Borrower under the new credit facilities.

          5.8 SUCCESSORS AND ASSIGNS. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns.

          5.9 FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

          TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONSENTING PARTY, THE BORROWER AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT.

          5.10. SURVIVAL. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Agent and the Banks and shall survive the execution and delivery of this Consent.

          5.11 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent in exercising any right, power or privilege hereunder and no course of dealing between the Consenting Party and the Agent shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent would otherwise have.

           5.12 WAIVER OF SOVEREIGN IMMUNITY. To the extent that the Authority is protected by sovereign immunity, the Authority hereby acknowledges that, pursuant to the Georgia Constitution (1983 Ga. Const. Article I, Section II, Paragraph IX(c)) and O.C.G.A. Section 50-21-1(a), the Authority waives, and that it intends to waive, the defense of sovereign immunity in connection with any matters related to this Agreement or the performance of the Authority hereunder. To the extent that the Authority is protected by sovereign immunity and it is determined for any reason that the Authority has not effectively waived its sovereign immunity, then the Authority further agrees not to raise the defense of sovereign immunity in connection with any matters related to this Agreement or the performance of the Authority hereunder. Notwithstanding the foregoing waiver of sovereign immunity, the Authority reserves and is not waiving the right to raise sovereign immunity as a defense to any civil action or actions brought by persons or entities other than Agent, the Banks, Tenaska, and their respective successors and assigns.

         IN WITNESS WHEREOF, the Consenting Party, the Borrower and the Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                    HEARD COUNTY WATER AUTHORITY


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                    TENASKA GEORGIA PARTNERS, L.P.

                                    By: TENASKA GEORGIA I, L.P.,
                                        as General Partner

                                        By: TENASKA GEORGIA, INC.,
                                            as General Partner


                                            By:
                                                 -------------------------
                                                 Name:
                                                 Title:




                       [SIGNATURES CONTINUED ON NEXT PAGE]


                                    [_________________], as Agent


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                  Exhibit A to
                              CONSENT AND AGREEMENT



                                   [Reserved]

                                  Exhibit B to
                              CONSENT AND AGREEMENT



                                    APPROVALS

                                  Exhibit C to
                              CONSENT AND AGREEMENT



                           FORM OF OPINION OF COUNSEL


[Agent]
[______________]

Tenaska Georgia Partners, L.P.
2000 E. Lamar Blvd., Suite 430
Arlington, Texas 76006


         Re: The 950 MW peaking electric power generation process facility Located in Heard County, Georgia (the "Project" ).
                  -------------------------------------------------------------


Dear Ladies and Gentlemen:

         I have acted as counsel to Heard County Water Authority, a public corporation and political subdivision of the State of Georgia created and existing under the laws of the State of Georgia (the "Authority"), in connection with the Project to be constructed by Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Borrower"), for which the Authority will provide the supply and use of water pursuant to the Water Purchase Agreement, dated as of [______, 199_] between the Borrower and the Authority (the "Agreement"). This opinion is being provided in connection with the transactions contemplated by the terms of the [Construction and Term and Reimbursement Loan Agreement], dated as of the date hereof by and among the Borrower, the financial institutions which are or from time to time may become a party thereto (the "Banks") and [____________], as agent for the Banks (together with its successors in such capacity, the "Agent").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

                  (i)      the Agreement;

                 (ii) the Consent and Agreement of the Authority, dated as of the date hereof (the "Consent");

                (iii) the Charter, By-laws, and any rules and regulations governing of the Authority; and

                  (iv) the resolutions authorizing the execution and delivery of the Agreement and the Consent, duly adopted by the Board of Directors of the Authority.

         The documents referred to in items (iii) and (iv) above are hereinafter collectively referred to as the Governing Documents and the Agreement and the Consent are hereinafter collectively referred to as the "Documents". In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

         In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that each Document I have examined is the valid and binding obligation of each party thereto other than the Authority. This opinion assumes that each of the Documents has been duly executed and delivered by, constitute legal, valid and binding obligations of, and are enforceable in accordance with their respective terms against, each party to such Documents other than the Authority.

         I am admitted to the bar of the State of Georgia. I express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Georgia and (ii) the federal laws of the United States of America.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. The Authority is a a public corporation and political subdivision of the State of Georgia created and existing under the laws of the State of Georgia duly organized, validly existing and in good standing under the laws of the State of Georgia. The Authority is duly qualified to transact business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

                  2. The Authority has full corporate power and authority to enter into, deliver and perform its obligations under each of the Documents.

                  3. The Authority has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document.

                  4. The Authority has duly executed and delivered each Document.

                  5. Each Document constitutes the valid and binding obligation of the Authority enforceable against the Authority in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  6. The execution, delivery and performance by the Authority of the Documents will not: (i) contravene any applicable provision of any law, regulation, ruling, order or decree of any governmental authority to which or by which the Authority or any of its property or assets is subject or bound or (ii) violate any provision of the Governing Documents of the Authority. The execution, delivery and performance by the Authority of the Documents do not and will not, to the best of my knowledge after due inquiry, conflict with, result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of the Authority pursuant to any provision of any securities issued by the Authority, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which the Authority is a party or by which it or any of its property or assets is bound.

                  7. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Authority in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby, except as listed on Schedule A hereto. All such Approvals listed on Schedule A, except for those set forth in Part II thereof, are Final (as defined below). An Approval shall be Final if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Documents, and is final and not subject to any appeal.

                  8. To the best of my knowledge after due inquiry, there are no pending or threatened actions or proceedings affecting the Authority or any of its properties or assets that individually or in the aggregate could prohibit or limit in any way the execution, delivery and performance by the Authority of any of the Documents.

         This opinion is being furnished only to the Agent, the Borrower, the parties identified on Schedule B hereto and their respective successors and assigns and is solely for the benefit of such parties; provided that assignees of, or participants in, the interests of the Banks may rely on this opinion as if it were addressed to them.


                                       Very truly yours,

                                   Schedule A



                                    APPROVALS

                                   Schedule B



                                    THE BANKS













WATERPURCHASE




                                     -1-